Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171113) pertaining to the Aaron's, Inc. Employees Retirement Plan and Trust of our report dated June 27, 2014, with respect to the 2013 financial statements and schedule of the Aaron’s, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Windham Brannon, P.C.
Atlanta, Georgia
June 27, 2014